UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2008
ROWAN COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5491	75-0759420
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard	77056-6189
Suite 5450	(Zip Code)
Houston, Texas
(Address of principal executive offices)
(713) 621-7800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 31, 2008, Rowan Companies, Inc. announced that Daniel F. McNease, its Chief Executive Officer and Chairman, will retire effective at the close of business on December 31, 2008 (“Separation Date”). A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     In connection with Mr. McNease’s retirement, the Company entered into a letter agreement with Mr. McNease dated October 31, 2008. Under the terms of the letter agreement, Mr. McNease will provide consulting services to the Company for a period of two years commencing January 2009. Beginning January 2009, payments to be made to Mr. McNease under the letter agreement consist of (1) 24 monthly cash payments of $50,000 for consulting services and (2) an initial cash payment of $80,000, followed by 23 monthly cash payments of $50,000, followed by 12 monthly cash payments of $100,000 as severance. The letter agreement includes a covenant that Mr. McNease will not compete with the Company or any of its subsidiaries for a two-year period following the Separation Date.
     In addition, Mr. McNease will be eligible for a bonus in respect of 2008, and, as of the Separation Date, options and restricted stock previously granted will vest, outstanding debentures may be converted during their original conversion period, and performance shares previously granted are eligible for payment on a prorated basis. The Company will also provide Mr. McNease retiree medical coverage under Rowan’s Group Health and Life Insurance Plan following the Separation Date.
     A copy of the letter agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the letter agreement is qualified in its entirety by reference to Exhibit 10.1.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT
NUMBER	EXHIBIT DESCRIPTION
10.1	Letter Agreement with Mr. McNease.

99.1	Press Release issued October 31, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROWAN COMPANIES, INC.

By: Name:	/s/ W. H. Wells W. H. Wells
Title:	Vice President — Finance and Chief Financial Officer (Principal Financial Officer)
Date: October 31, 2008

INDEX TO EXHIBITS

EXHIBIT
NUMBER	EXHIBIT DESCRIPTION
10.1	Letter Agreement with Mr. McNease.

99.1	Press Release issued October 31, 2008.